EXHIBIT 99.2

Written Consent of the Stockholders of Freeze Tag, Inc.

The undersigned stockholders (the “Stockholders”), being the holders of shares consisting of a majority of the voting power of Freeze Tag, Inc., a Delaware Corporation (the "Company"), acting by written consent without a meeting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), do hereby consent to the adoption of the following resolution and direct that this consent be delivered to the Secretary of the Company in accordance with Section 228 of the DGCL and filed with the minutes of the proceedings of the stockholders of the Company:

WHEREAS, on July 10, 2025, the Stockholders executed and delivered to the Company a written consent (the “Prior Consent”) seeking to remove certain members of the Company’s Board of Directors (the “Board”) pursuant to applicable law and the Company’s governing documents;

WHEREAS, the Company has not taken any action to effectuate the Prior Consent, including but not limited to mailing any notice required under Section 228(e) of the DGCL, and the Prior Consent has therefore not become effective under Delaware law;

WHEREAS, the individuals identified for removal in the Prior Consent have since voluntarily resigned from their positions as officers of the Company and members of the Board, effective as of July 22, 2025;

WHEREAS, the Stockholders constituted the requisite voting power to execute the Prior Consent and are authorized to withdraw it, and now desire to withdraw and revoke the Prior Consent in its entirety;

WHEREAS, this action is taken pursuant to Section 228 of the DGCL and the Company’s Bylaws, which authorize stockholders to act by written consent without a meeting;

NOW THEREFORE LET IT BE:

RESOLVED, that the Stockholders hereby withdraw and revoke the Prior Consent in its entirety, effective immediately;

FURTHER RESOLVED, that the Stockholders direct the Company and its representatives to take no action in reliance on the Prior Consent and to disregard it entirely for all purposes;

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned stockholders have duly executed this Written Consent as of July 28, 2025.

By	/s/ Robert Vardeman, Jr.
Robert Vardeman, Jr. Owner of 2,659,128 Series C Preferred Shares (45.4% of voting rights)

/s/ Robert "Don" Vardeman
By
Robert “Don” Vardeman Owner of 339,174 Series C Preferred Shares (5.7% of voting rights)

By	/s/ Scott Foster
Scott Foster Owner of 868,287 Series C Preferred Shares (14.82% of voting rights)

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